SHONEY'S, INC.
        Offer to Purchase for Cash and Solicitation of Consents
                            Relating to its
    LIQUID YIELD OPTION NOTES DUE 2004 (ZERO COUPON - SUBORDINATED)
                         CUSIP NO. 825039 AC 4


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THIS OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON APRIL 24, 2000,
UNLESS EXTENDED (SUCH TIME AND DATE, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). HOLDERS OF LYONS MUST TENDER THEIR LYONS ON OR PRIOR TO THE EXPIRATION DATE TO RECEIVE THE TENDER OFFER CONSIDERATION. THE CONSENT SOLICITATION WITH RESPECT TO THE LYONS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON THE 10TH CALENDAR DAY AFTER THE LYONS CONSENT SOLICITATION MATERIALS RECEIVE REGULATORY CLEARANCE AND ARE MAILED IN DEFINITIVE FORM TO REGISTERED HOLDERS OF THE LYONS, UNLESS EXTENDED (SUCH TIME AND DATE, AS IT MAY BE EXTENDED, THE "LYONS CONSENT DEADLINE"). TO RECEIVE A CONSENT
PAYMENT, HOLDERS OF LYONS MUST TENDER THEIR LYONS AND PROVIDE THEIR CONSENTS TO THE PROPOSED AMENDMENTS (AND NOT HAVE REVOKED SUCH CONSENTS) AT OR PRIOR
TO THE LYONS CONSENT DEADLINE. HOLDERS OF LYONS WILL NOT BE ABLE TO CONSENT TO THE PROPOSED AMENDMENTS TO THE LYONS INDENTURE UNTIL THE LYONS CONSENT SOLICITATION MATERIALS RECEIVE REGULATORY CLEARANCE AND ARE MAILED IN DEFINITIVE FORM TO SUCH HOLDERS, WHICH IS EXPECTED TO OCCUR ON OR SHORTLY AFTER APRIL 6, 2000.
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                                                               March 27, 2000
TO BROKERS, DEALERS, COMMERCIAL BANKS,
TRUST COMPANIES AND OTHER NOMINEES:

     Shoney's, Inc., a Tennessee corporation (the "Company"), is offering to purchase for cash, on the terms and subject to the conditions set forth in the Purchase Offer and Consent Solicitation Statement dated March 27, 2000 (as it may be supplemented or amended from time to time, the "Purchase Offer") and the related Letter of Transmittal (as it may be supplemented or amended from time to time, the "Letter of Transmittal," and, together with the Purchase Offer, the "Offer"), all of its outstanding Liquid Yield Option
Notes Due 2004 (Zero Coupon -   Subordinated) (the "LYONs").  Enclosed for
your consideration are copies of the Purchase Offer and Letter of Transmittal. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Offer.

     In conjunction with the Offer, the Company also is soliciting consents (the "Solicitation") from holders of the LYONs (each, a "Holder" and, collectively, the "Holders") of at least a majority of the aggregate principal amount at maturity of the outstanding LYONs (the "Consents") to the proposed amendments described in the Purchase Offer (the "Proposed Amendments") to the Indenture dated as of April 1, 1989, between the Company and The Bank of New York, as successor to Sovran Bank/Central South, as trustee, pursuant to which the LYONs were issued (the "Indenture"). The Proposed Amendments would remove limitations on the ability of the Company to consolidate with or merge into, or to convey, transfer or lease all or substantially all its assets to, another person. HOLDERS OF LYONS CAN NOT CONSENT TO THE PROPOSED AMENDMENTS TO THE LYONS INDENTURE UNTIL THE LYONS CONSENT SOLICITATION MATERIALS RECEIVE REGULATORY CLEARANCE AND ARE MAILED IN DEFINITIVE FORM TO SUCH HOLDERS, WHICH IS EXPECTED TO OCCUR ON OR SHORTLY AFTER APRIL 6, 2000.




For your information and for forwarding to your clients for whom you hold the LYONs registered in your name or in the name of your nominee, we are enclosing the following documents:

     1.   The Purchase Offer;

     2. A Letter of Transmittal for the LYONs for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup U.S. federal income tax withholding;

     3. A printed form of letter, including a Letter of Instructions, which may be sent to your clients for whose accounts you hold LYONs registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer; and

     4. A return envelope addressed to The Bank of New York, the Depositary.

     DTC participants will be able to execute tenders and, after the LYONs solicitation materials receive regulatory clearance and are mailed in definitive form to the LYONs Holders, deliver Consents through the DTC Automated Tender Offer Program.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE TO OBTAIN THEIR INSTRUCTIONS.

     Any inquiries you may have with respect to the Offer should be addressed to D.F. King & Co., Inc., the Information Agent for the Offer, or Banc of America Securities LLC, the Dealer Manager for the Offer, at their respective addresses and telephone numbers as set forth on the back cover of the enclosed Purchase Offer. Additional copies of the enclosed materials may be obtained from the Information Agent or the Dealer Manager.


                                         Very truly yours,

                                         SHONEY'S, INC.


NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

IMPORTANT: THE LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF), WITH ANY REQUIRED SIGNATURE GUARANTEES, TOGETHER WITH THE LYONS AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY AND CONSENT, MUST BE RECEIVED BY THE DEPOSITARY AT OR PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE IN ORDER FOR HOLDERS TO RECEIVE THE TENDER OFFER CONSIDERATION. IN ORDER TO RECEIVE THE CONSENT PAYMENT, HOLDERS OF LYONS MUST TENDER THEIR LYONS AND PROVIDE THEIR CONSENTS TO THE PROPOSED AMENDMENTS (AND NOT HAVE REVOKED SUCH CONSENTS) AT OR PRIOR TO THE LYONS CONSENT DEADLINE.

HOLDERS OF LYONS CAN NOT CONSENT TO THE PROPOSED AMENDMENTS TO THE LYONS INDENTURE UNTIL THE LYONS CONSENT SOLICITATION MATERIALS RECEIVE REGULATORY CLEARANCE AND ARE MAILED IN DEFINITIVE FORM TO SUCH HOLDERS, WHICH IS EXPECTED TO OCCUR ON OR SHORTLY AFTER APRIL 6, 2000.





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